UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-165526

Nevada	27-2039490
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9900 Corporate Campus Dr. Suite 3000, c/o PEG Louisville, KY	40223
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (502) 657-6005

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement

On April 22, 2014, the registrant entered into an investment agreement and a corresponding registration rights agreement with Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership.  There is no material relationship between the registrant and Dutchess other than with respect to these agreements.

Under the terms of the investment agreement, Dutchess will invest up to $20,000,000 to purchase the registrant’s common shares.  From time to time, the registrant may deliver a put notice to Dutchess which states the dollar amount of shares they wish to sell.  This amount shall be equal to up to either 1) 300% of the average daily US market value of the common stock for three trading days prior to the date of the put notice, or 2) $300,000.

Once a put notice has been delivered to Dutchess, Dutchess will purchase the shares at a price per share equal to 95% of the lowest daily volume weighted average price of the common stock for the five consecutive trading days following delivery of the put notice.  The closing date for the put notice is at the end of that five day period.  If the registrant has not issued the shares at the end of that period, they agree to pay a cumulative late fee for each trading day beyond the closing date.

Dutchess cannot purchase more than 4.99% of the total common shares outstanding as of the closing date.

Dutchess is not obligated to purchase any shares unless 1) a registration statement has been declared effective and remains effective and available for the resale of all registerable securities at all times until the closing of each subject put notice; 2) the common stock is listed on a principal trading market and is not suspended from trading; 3) the registrant has not breached the terms of the investment agreement or the registration agreement; 4) no injunction has been issued prohibiting the purchase or issuance of the securities; and 5) the issuance of shares will not violate any shareholder approval requirements of the principal trading markets.

The investment agreement terminates when Dutchess has purchased an aggregate of $20,000,000 of the registrant’s common stock pursuant to the agreement, upon written notice of the registrant to Dutchess, or on April 22, 2017.

Under the terms of the registration rights agreement, the registrant shall register up to 40,000,000 common shares for resale.  No other securities shall be registered under this agreement without the written approval of Dutchess.

ITEM 9.01: Exhibits

d)

Exhibit 10.1

Investment agreement between RadTek, Inc. and Dutchess Opportunity Fund, II, LP, dated April 22, 2014.

Exhibit 10.2

Registration rights agreement between RadTek, Inc. and Dutchess Opportunity Fund, II, LP, dated April 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RadTek, Inc.

April 25, 2014

By:      /s/ Kwang Hyun Kim

Kwang Hyun Kim

Chief Executive Officer